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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999 relating to the financial statements and financial statement schedule of Preview Travel, Inc., which appears in Preview Travel's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 7, 2000